Exhibit 24.1
POWER OF ATTORNEY
     Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares to be issued, from time to time, by Barclays (the “Shares”) pursuant to the Barclays PLC Executive Share Award Scheme (including the Barclays New Joiners Share Award Plan), the Barclays PLC Performance Share Plan, the Barclays Group Incentive Share Plan, the Barclays Group Special Award Performance Share Plan, the Barclays Global Sharepurchase Plan and the Barclays Group Share Value Plan. Such Shares will be registered on one or more registration statements on Form S-8 (each such registration statement, a “Registration Statement”) and filed with the US Securities and Exchange Commission (the “SEC”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Shares that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: April 22, 2010	By:	/s/ Marcus Agius

Marcus Agius
Chairman
(Chairman of the Board)

Date: April 22, 2010	By:	/s/ John Varley

John Varley
Group Chief Executive
(Board member; Principal Executive Officer)

Date: April 27, 2010	By:	/s/ Robert Diamond

Robert E. Diamond Jr.
President, Barclays PLC and CEO of Corporate and Investment Banking and Wealth Management
(Board member)

Date: April 22, 2010	By:	/s/ Christopher Lucas

Christopher Lucas
Group Finance Director
(Board member; Principal Financial Officer and Principal Accounting Officer)

Date: May 3, 2010	By:	/s/ David Booth

David Booth
Non-executive Director
(Board member)
[Signature page of Power of Attorney]

Date: April 29, 2010	By:	/s/ Richard Broadbent

Sir Richard Broadbent
Deputy Chairman
(Board member)

Date:	By:

Richard Leigh Clifford, AO
Non-executive Director
(Board member)

Date: April 22, 2010	By:	/s/ Fulvio Conti

Fulvio Conti
Non-executive Director
(Board member)

Date: April 29, 2010	By:	/s/ Reuben Jeffrey

Reuben Jeffrey III
Non-executive Director
(Board member)

Date: April 22, 2010	By:	/s/ Simon Fraser

Simon Fraser
Non-executive Director
(Board member)

Date: April 22, 2010	By:	/s/ Andrew Likierman

Sir Andrew Likierman
Non-executive Director
(Board member)

Date: April 22, 2010	By:	/s/ Michael Rake

Sir Michael Rake
Non-executive Director
(Board member)
[Signature page of Power of Attorney]

Date: April 22, 2010	By:	/s/ John Sunderland

Sir John Sunderland
Non-executive Director
(Board member)
[Signature page of Power of Attorney]